Exhibit B-6

AMENDMENT NO. 2
dated as of _____ __, 2005

to

PARTICIPATION AGREEMENT NO. [1][2][3]

among

ESSL 2, INC.,
as Owner Participant

W3A Funding Corporation,
as Funding Corporation

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
as Successor Owner Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly known as Bankers Trust Company),
as Corporate Indenture Trustee
under Indenture of Mortgage and Deed of Trust No. [1][2][3], dated as of September 1, 1989, as supplemented, with the Successor Owner Trustee, and as Collateral Trust Trustee

under Collateral Trust Indenture dated as of July 1, 1997 with the Lessee and the Funding Corporation

STANLEY BURG,
as Individual Indenture Trustee
under Indenture of Mortgage and Deed of Trust No. [1][2][3], dated as of September 1, 1989, as supplemented, with the Successor Owner Trustee

and

ENTERGY LOUISIANA, INC.,
as Lessee

This AMENDMENT NO. 2, dated as of _____, 2005, ("PA Amendment No. 2") to PARTICIPATION AGREEMENT NO. [1][2][3], dated as of September 1, 1989, among ESSL 2, INC., as Owner Participant (such term and all other capitalized terms used herein and not defined herein having the respective meanings specified in Appendix A to the Participation Agreement, as modified), W3A FUNDING CORPORATION, as Funding Corporation, J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION ("JPMorgan"), as Successor Owner Trustee, DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Corporate Indenture Trustee under the Indenture and as Collateral Trust Trustee under the Collateral Trust Indenture, STANLEY BURG, as Individual Indenture Trustee under the Indenture, and ENTERGY LOUISIANA, INC., as Lessee.

W I T N E S S E T H:

WHEREAS, the parties to this PA Amendment No. 2, other than the Funding Corporation and the Collateral Trust Trustee, are parties to Participation Agreement No. [1][2][3], dated as of September 1, 1989 (the "Participation Agreement"), among the Owner Participant, the Successor Owner Trustee, the Corporate Indenture Trustee, the Individual Indenture Trustee and the Lessee;

WHEREAS, the parties hereto wish to amend the Participation Agreement as set forth herein; and

WHEREAS, Section 10.3 of the Indenture provides, among other things, that, without the consent of the Holders of any Bonds, the Indenture Trustee may join in certain amendments to the Participation Agreement;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Definitions.

    For purposes hereof, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms as set forth in Appendix A to the Participation Agreement, as may be amended, supplemented or otherwise modified from time to time.

    Amendments.
      Section 9(b)(3)(i) of the Participation Agreement is hereby amended and modified to read as follows:

      Maintenance of Corporate Existence, etc. The Lessee shall at all times preserve and maintain its existence as a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, except as permitted under clause (ii) below, and qualify and remain qualified to do business and preserve, renew and keep in full force and effect, its rights, privileges and franchises in each jurisdiction where the failure to so qualify or to so preserve, renew and keep in full force and effect would materially and adversely affect the business or financial condition of the Lessee or its ability to perform its obligations under any Transaction Document to which it is a party.

      Appendix A to the Participation Agreement is hereby amended and modified by adding thereto a definition of "corporation" to read as follows:

      "Corporation" or "corporation" shall mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities."

      "voting power of all voting stock" shall mean the voting power of the classes of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that have ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, but not including preferred securities that have only limited voting rights upon default or other contingency.

      (c) The definition of Inchoate Financial Event is amended by:

        in paragraph (d), deleting clause (iii)(B) and adding in lieu thereof the words "Entergy Corporation shall own directly or indirectly at least 70% of the voting power of all voting stock of the corporation formed by such merger or consolidation"; and
        in paragraph (g), deleting the words "all of the common stock equity and all of the voting stock of the Lessee or its permitted successors (other than preferred stock that has only limited voting rights upon default)" and adding in lieu thereof the words "at least 70% of the voting power of all voting stock of the Lessee or its permitted successors".

    Miscellaneous.
      Instruction. The Owner Participant hereby directs the Successor Owner Trustee to execute and to deliver this PA Amendment No. 2.
      Execution. This PA Amendment No. 2 may be executed in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.
      Governing Law. This PA Amendment No. 2 has been negotiated and delivered in the State of New York and shall be governed by, and be construed in accordance with, the internal laws of the State of New York.
      Concerning the Successor Owner Trustee. JPMorgan is entering into this PA Amendment No. 2 solely as Successor Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein to the contrary notwithstanding, all and each of the agreements herein made on the part of the Successor Owner Trustee are made and intended not as personal agreements of JPMorgan, but are made solely for the purpose of binding the Trust Estate, and nothing contained in this PA Amendment No. 2 shall entitle any person to any claim against JPMorgan in its individual capacity or any of its assets.

IN WITNESS WHEREOF, the parties hereto have caused this PA Amendment No. 2 to be duly executed by their respective officers thereunto duly authorized.

ESSL 2, INC., as Owner Participant

By _______________________________
Name:
Title:

W3A FUNDING CORPORATION

By _______________________________
Name:
Title:

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Successor Owner Trustee under the Trust Agreement

By _______________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), as Corporate Indenture Trustee and Collateral Trust Trustee

By _______________________________
Name:
Title:

By _______________________________
STANLEY BURG, not in his individual
capacity, but solely as Individual
Indenture Trustee

ENTERGY LOUISIANA, INC., as Lessee

By _______________________________
Name:
Title:

ACKNOWLEDGEMENT

STATE OF     )
                        ) ss.:
COUNTY OF )

On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a _________________ of ESSL2, Inc., as Owner Participant referred to in the foregoing instrument, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

  ____________________________________
  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  ____________________________________
  Notary Public

  My Commission Expires:

  ____________________________________

  ACKNOWLEDGEMENT

  STATE OF      )
                          ) ss.:
  COUNTY OF )

  On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a _________________ of W3A Funding Corporation, referred to in the foregoing instrument, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  Notary Public

  My Commission Expires:

  ____________________________________

  ACKNOWLEDGEMENT

  STATE OF LOUISIANA )
                                           ) ss.:
  PARISH OF ORLEANS  )

  On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and Parish aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a _________________ of J.P. Morgan Trust Company, National Association, a national banking association, the Successor Owner Trustee referred to in the foregoing instrument, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  Notary Public

  My commission is issued for life.
  My notary identification or attorney bar roll
  number is __________.

  ACKNOWLEDGEMENT

  STATE OF      )
                          ) ss.:
  COUNTY OF )

  On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a _________________ of Deutsche Bank Trust Company Americas, as Corporate Indenture Trustee and Collateral Trust Trustee referred to in the foregoing instrument, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  Notary Public

  My Commission Expires:

  ____________________________________

  ACKNOWLEDGEMENT

  STATE OF      )
                          ) ss.:
  COUNTY OF )

  On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and County aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared Stanley Burg, to me personally known, who being by me duly sworn did say that he is the Individual Indenture Trustee referred to in the foregoing instrument, that said instrument was signed by him and that he acknowledged said instrument to be his free act and deed.

  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  Notary Public

  My Commission Expires:

  ____________________________________

  ACKNOWLEDGEMENT

  STATE OF LOUISIANA )
                                           ) ss.:
  PARISH OF ORLEANS  )

  On this ___ day of ____, 2005, before me, the undersigned Notary Public, duly commissioned and qualified within the State and Parish aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared ____________________, to me personally known, who being by me duly sworn did say that he/she is a _________________ of Entergy Louisiana, Inc., as Lessee referred to in the foregoing instrument, that said instrument was signed on behalf of said corporation by authority of its Board of Directors and that he/she acknowledged said instrument to be the free act and deed of said corporation.

  [signature of appearer]

  WITNESSES:

  ____________________________________

  ____________________________________

  Notary Public

  My commission is issued for life.
  My notary identification or attorney bar roll
  number is __________.